UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2008

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	0-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 North Pepper Road, Barrington, IL	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (847) 382-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 1.01 - Entry in to a Material Definitive Agreement

On May 6, 2008, Registrant entered into an Amendment to License Agreement (“Amended License Agreement”) with Rapak, L.L.C. (“Rapak”), a copy of which is filed as Exhibit 10.1 to this report. The Amended License Agreement amends a License Agreement among Registrant and Rapak dated April 28, 2006 (“License Agreement”).

Under the License Agreement, Registrant granted to Rapak a worldwide, royalty-free license under U.S. Patent No. 6,984,278 relating to a method for texturing film and the production of a pouch utilizing such film and incorporating an evacuation tube. The license was granted for the full term of the Patent and was made exclusive to Rapak for a period at least through October 31, 2008. The agreement also amended a 2002 Supply Agreement between Registrant and Rapak (“Supply Agreement”) extending the term of the Supply Agreement until at least October 31, 2008 and providing for Rapak to purchase from Registrant at least 65% of Rapak’s requirements for the patented film through that date.

Under the Amended License Agreement, the License Agreement was amended to: (i) extend the period of exclusivity of the patent license to October 31, 2011, (ii) extend the term of the Supply Agreement to October 31, 2011, (iii) provide, under the Supply Agreement, for Rapak to commit to purchase not less than 75% of its requirements for textured film from Registrant during the term of the Supply Agreement, (iv) adjust pricing under the Supply Agreement, and (v) change the definition of the field of use for the patent license.

Rapak has been one of the top three customers of Registrant for more than five years and is expected to continue as a significant customer of Registrant.

Item No. 9.01 - Exhibit

The following exhibit is attached hereto:

Exhibit No.	Exhibit
10.1	Amended License Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Industries Corporation (Registrant)

Date: May 8, 2008	By:	/s/ Stephen M. Merrick
Stephen M. Merrick
Executive Vice President